UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

May 10, 2011

DEVRY INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 10, 2011, DeVry Inc. (“DeVry”),  the lenders described in the paragraph immediately below, and Bank of America, N.A., as Administrative Agent, entered into a new revolving credit agreement (the “Credit Agreement”). The amount of borrowing capacity available under the Credit Agreement is $400 million, with an option to request an increase of an additional $150 million, as needed, in the future.  The Credit Agreement has a five year term ending May 2016.

The new Credit Agreement replaces DeVry’s prior $175 million credit facility that was set to expire in January 2012, which included Bank of America, Bank of Montreal, Northern Trust, and JP Morgan Chase as the lending group.  The new Credit Agreement includes these existing lenders along with six other banks (PNC, US Bank, Fifth Third Bank, RBS Citizens, Associated Bank, and HSBC), with Bank of America serving as the administrative agent and  Merrill Lynch, Pierce, Fenner & Smith as the lead arranger.

Borrowings under the Credit Agreement bear interest at LIBOR plus 175 basis points, although higher margins up to 250 basis points may apply based on the ratio of consolidated total debt to EBITDA (earnings before interest, taxes, depreciation and amortization). The Credit Agreement contains customary affirmative, negative and financial maintenance covenants, representations, warranties, events of default and remedies upon default including acceleration, and borrowing conditions. Full details of the Credit Agreement are contained in the agreement included as Exhibit 4.1 to this Form 8-K. Currently, there are no outstanding borrowings under either the expiring or new credit agreements.

There is no material relationship between DeVry or any of its subsidiaries or affiliates and any of the lending parties or the administrative agent, other than in respect of the Credit Agreement and certain banking relationships all entered into in the ordinary course of business.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 7.01	Regulation FD Disclosure

A copy of the news release issued by the Company on May 12, 2011 announcing the new Credit Agreement is included as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Forward Looking Statements

Certain statements contained in this Form 8-K and related press release, including those that affect DeVry’s expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “foresees,” “intends,” “plans” or other words or phrases of similar import.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause DeVry’s actual results to differ materially from those projected or implied by these forward-looking statements.  Additional information regarding factors that could cause results to differ can be found in DeVry’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 2010, December 31, 2010 and March 31, 2011.

These forward-looking statements are based on information as of May 10, 2011, and DeVry assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

4.1
Credit Agreement dated May 10, 2011, among DeVry Inc. and Certain Subsidiaries of DeVry Inc. Indentified Therein, as the Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line  Lender and L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith as the lead arranger, and The Other Lenders Party Thereto (the "Credit Agreement")

4.2	Schedules to Credit Agreement

4.3	Exhibits to Credit Agreement

4.4	U.S. Subsidiary Guaranty, dated May 10, 2011, regarding the Credit Agreement

4.5	Offshore Subsidiary Guaranty, dated May 10, 2011, regarding the Credit Agreement

4.6
Pledge Agreement, dated May 10, 2011, by and among DeVry Inc. and Global Education International, Inc. and Certain of Their Subsidiaries as the Grantors and Bank of America, N.A., as Administrative Agent

99.1	Press Release dated May 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY INC.
(Registrant)

Date: May 10, 2011	By:	/s/ Richard M. Gunst
Richard M. Gunst
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

4.1
Credit Agreement dated May 10, 2011, among DeVry Inc. and Certain Subsidiaries of DeVry Inc. Indentified Therein, as the Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith as the lead arranger, and The Other Lenders Party Thereto (the "Credit Agreement")

4.2	Schedules to Credit Agreement

4.3	Exhibits to Credit Agreement

4.4	U.S. Subsidiary Guaranty, dated May 10, 2011, regarding the Credit Agreement

4.5	Offshore Subsidiary Guaranty, dated May 10, 2011, regarding the Credit Agreement

4.6
Pledge Agreement, dated May 10, 2011, by and among DeVry Inc. and Global Education International, Inc. and Certain of Their Subsidiaries as the Grantors and Bank of America, N.A., as Administrative Agent

99.1	Press Release dated May 12, 2011